EXHIBIT 10.1

FIRST AMENDMENT

TO THE

EDIBLE GARDEN AG INCORPORATED

2022 EQUITY INCENTIVE PLAN

The Edible Garden AG Incorporated 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows, effective June 8, 2023:

1. Section 5.1(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(a) Available Shares. Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date will be 350,000.”

2. The last sentence of Section 7.4 of the Plan is hereby amended and restated in its entirety to provide as follows:

“The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 350,000.”

*              *              *              *              *